Exhibit 99.1

iPower Actively Pursuing Alternative Funding Solutions to Enhance Capital Flexibility

RANCHO CUCAMONGA, CA, October 22, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a data and technology driven e-commerce retailer and infrastructure company, today announced that it is actively looking for alternative funding solutions as part of its ongoing efforts to strengthen its capital structure and enhance liquidity amid evolving financial conditions.

The Company is exploring options to replace its current bank-backed asset-based lending (“ABL”) facility with a non-bank financing solution that offers greater flexibility and alignment with its current operating profile and long-term growth objectives. iPower believes that a more adaptable funding structure will provide improved access to working capital and better support the Company’s strategic initiatives under the present credit environment.

“Optimizing our capital structure remains a top priority,” said Lawrence Tan, CEO of iPower. “By diversifying our financing sources and transitioning away from a traditional bank-backed ABL facility, we expect to enhance financial flexibility and position iPower to execute on our growth plans more effectively while maintaining prudent balance-sheet management.”

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven online retailer and a provider of value-added e-commerce services for third-party products and brands. iPower operates a nationwide fulfillment network and is expanding infrastructure across software, logistics, and manufacturing, with an aim to also pursue initiatives in digital assets and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K and in its other SEC filings, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com